UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 30, 2018

Aerohive Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1011 McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices including Zip Code)

Steve Debenham, Vice President, General Counsel and Secretary
(408) 510-6100
(Name and telephone number, including area code of the person to contact in connection with this report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Compensatory Arrangements of Certain Officers.
On October 30, 2018, and as part of its review of compensation practices, the Compensation Committee of the Board of Directors (the “Committee”) of Aerohive Networks, Inc. (the “Company”) approved certain adjustments to the base compensation of Alan Cuellar Amrod, the Company’s Senior Vice President, Products and Sales, as further described below. The adjustment coincides with and recognizes Mr. Amrod’s assumption of executive responsibilities as head of the Company’s Sales organization and function.
In making its determination to make this adjustment, the Committee considered the peer group benchmarking analysis provided by its consultant as well as the respective performance, responsibilities of and further contributions expected from Mr. Amrod.

The adjustment became effective on November 1, 2018, without further Committee action

Adjustments to 2018 Base Compensation and Target Cash Incentive-based Compensation

Name	2018 Annual Base Salary ($)	2018 Target Incentive Amount ($)
Mr. Amrod, Senior Vice President, Products & Sales............................	$350,000	$158,550

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary
Date: November 2, 2018